SUBSIDIARIES OF THE REGISTRANT


The following is a listing of all subsidiaries of 1st Source Corporation. Unless otherwise indicated, each subsidiary does business under its own name. The activities of each is described in Part I, Item I, of Form 10-K.


                                         DATE OF
NAME                                   INCORPORATION         JURISDICTION

1st Source Bank                      April 19, 1922            Indiana

1st Source Auto Leasing, Inc.*       October 29, 1973          Indiana
  (Inactive)

1st Source Insurance, Inc.*          July 12, 1978             Indiana

1st Source Travel, Inc.*             March 4, 1982             Indiana
  (Inactive)

FBT Capital Corporation              February 6, 1970          Indiana
  (Inactive)

1st Source Leasing, Inc.             November 29, 1979         Indiana

1st Source Capital Corporation*      November 16, 1983         Indiana

Trustcorp Mortgage Company           December 5, 1973          Indiana



* Wholly-owned subsidiaries of 1st Source Bank